UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2021

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	EYEG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2021, EyeGate Pharmaceuticals, Inc. (“EyeGate” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors for the sale by the Company of 4,668,844 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $2.3025 per share, in a registered direct offering. Concurrently with the sale of the Shares, pursuant to the Purchase Agreement the Company also sold to the investors unregistered warrants to purchase up to an aggregate of 2,334,422 shares of Common Stock (the “Warrants”). Subject to certain ownership limitations, the Warrants are immediately exercisable upon issuance at an exercise price equal to $2.24 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five and one-half years from the initial exercise date. The closing of the sales of these securities under the Purchase Agreement is expected to occur on or about August 11, 2021, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the offerings are expected to be approximately $10.75 million, before deducting the placement agent’s fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from the transactions to support its operations, including for clinical trials, for working capital and for other general corporate purposes, which will include the pursuit of the Company’s other research and development efforts and could also include the acquisition or in-license of other products, product candidates or technologies. The Company has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.

The Shares (but not the Warrants or shares of Common Stock issuable upon exercise of the Warrants) are offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2019 and subsequently declared effective on May 13, 2019 (File No. 333-231204) (the “Registration Statement”), and the base prospectus dated as of May 13, 2019 contained therein. The Company will file a prospectus supplement with the SEC in connection with the sale of the Shares.

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Company has agreed to pay H.C. Wainwright & Co., LLC (the “Placement Agent”) an aggregate cash fee equal to 7.0% of the aggregate gross proceeds received by the Company from the offerings plus a management fee equal to 1.0% of the aggregate gross proceeds received by the Company from the sale of the securities in the offerings. In addition, the Company also agreed to issue to the Placement Agent or its designees warrants to purchase up to 5.0% of the aggregate number of shares sold in the transactions (the “Placement Agent Warrants”), or warrants to purchase up to 233,442 shares of Common Stock. The Placement Agent Warrants will have an exercise price of $2.8781 per share of Common Stock, which represents 125% of the offering price, and will be exercisable for five years from the commencement of the sales pursuant to the offering. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Placement Agent also has a six-month right of first offer period, twelve month tail period, indemnification and other customary provisions for transactions of this nature. The Company will also pay the Placement Agent a non-accountable expenses of $75,000 and clearing fees of $15,950.

The forms of the Purchase Agreement, Warrant and Placement Agent Warrant, as well as the Engagement Letter, are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants and the Placement Agent Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On August 10, 2021, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

4.1	Form of Warrant

4.2	Form of Placement Agent Warrant

5.1	Legal Opinion of Burns & Levinson LLP

10.1	Form of Securities Purchase Agreement

10.2	Engagement Letter between EyeGate Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC, dated as of August 5, 2021

23.1	Consent of Burns & Levinson LLP (contained in Exhibit 5.1)

99.1	Press Release issued by EyeGate Pharmaceuticals, Inc. dated August 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

Date: August 10, 2021

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